Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-146720 and 333-161915 and Registration Statements S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-04161, 333-86530, 333-38178, 333-38184, 333-140819 and 333-118693 of Newmont Mining Corporation of our report dated February 24, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 10-K.
PricewaterhouseCoopers LLP
Denver, Colorado
February 24, 2010